Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Net Income of $2.369 Billion for Fourth Quarter, $10.166 Billion for Fiscal Year

●	Net income grows for quarter and full year, driven by solid market conditions, differentiated products, and strong execution.
●	Full-year 2024 earnings forecast to be $7.75 to $8.25 billion, as volumes return to mid-cycle levels.
●	Ongoing focus on structural profitability, investments that deliver customer value.

MOLINE, Illinois (November 22, 2023) — Deere & Company reported net income of $2.369 billion for the fourth quarter ended October 29, 2023, or $8.26 per share, compared with net income of $2.246 billion, or $7.44 per share, for the quarter ended October 30, 2022. For fiscal-year 2023, net income attributable to Deere & Company was $10.166 billion, or $34.63 per share, compared with $7.131 billion, or $23.28 per share, in fiscal 2022.

Worldwide net sales and revenues decreased 1 percent, to $15.412 billion, for the fourth quarter of fiscal 2023 and rose 16 percent, to $61.251 billion, for the full year. Net sales were $13.801 billion for the quarter and $55.565 billion for the year, compared with $14.351 billion and $47.917 billion in 2022.

“Deere’s fourth-quarter and full-year results can be attributed to the successful execution of our Smart Industrial Operating Model and the value that customers recognize in our industry-leading products and solutions,” said John C. May, chairman and chief executive officer. “We must also recognize and credit our dedicated employees, dealers, and suppliers, whose hard work and focus have been instrumental to our overall success.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2024 is forecasted to be in a range of $7.75 billion to $8.25 billion.

“While our end markets will fluctuate, we remain focused on disciplined execution and strategically investing in solutions that drive customer value,” May said. “As evidenced by our guidance for 2024, we are demonstrating higher levels of through-cycle structural profitability while making our company more resilient and better equipped for the future.”

Deere & Company	Fourth Quarter			Full Year
$ in millions, except per share amounts	2023	2022	% Change	2023	2022	% Change
Net sales and revenues	$15,412	$15,536	-1%	$61,251	$52,577	16%
Net income	$2,369	$2,246	5%	$10,166	$7,131	43%
Fully diluted EPS	$8.26	$7.44		$34.63	$23.28

Results for the presented periods were affected by special items. See Note 1 of the financial statements for further details.

Production & Precision Agriculture	Fourth Quarter
$ in millions	2023	2022	% Change
Net sales	$6,965	$7,434	-6%
Operating profit	$1,836	$1,740	6%
Operating margin	26.4%	23.4%

Production and precision agriculture sales decreased for the quarter due to lower shipment volumes partially offset by price realization. Operating profit improved primarily due to price realization partially offset by lower shipment volumes / sales mix and higher SA&G and R&D expenses. The prior period was impacted by higher reserves on assets in Russia.

Production & Precision Agriculture Operating Profit

Fourth Quarter 2023 Compared to Fourth Quarter 2022

$ in millions

$1,740
($622)
$729
($14)
$18
$40
($58)
$70
($67)
$1,836
Fourth Quarter 2022
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2023

Small Agriculture & Turf	Fourth Quarter
$ in millions	2023	2022	% Change
Net sales	$3,094	$3,544	-13%
Operating profit	$444	$506	-12%
Operating margin	14.4%	14.3%

Small agriculture and turf sales decreased for the quarter due to lower shipment volumes partially offset by price realization. Operating profit decreased due to lower shipment volumes / sales mix and higher SA&G and R&D expenses, partially offset by price realization.

Small Agriculture & Turf Operating Profit

Fourth Quarter 2023 Compared to Fourth Quarter 2022

$ in millions

$506
($189)
$168
$1
($31)
$35
($49)
$8
($5)
$444
Fourth Quarter 2022
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2023

Construction & Forestry	Fourth Quarter
$ in millions	2023	2022	% Change
Net sales	$3,742	$3,373	11%
Operating profit	$516	$414	25%
Operating margin	13.8%	12.3%

Construction and forestry sales increased for the quarter due to price realization and higher shipment volumes. Operating profit improved primarily due to price realization, partially offset by higher production costs, less-favorable sales mix, the unfavorable effects of foreign currency exchange, and a loss on the sale of the Russian roadbuilding business. The prior period was impacted by higher reserves on assets in Russia.

Construction & Forestry Operating Profit
Fourth Quarter 2023 Compared to Fourth Quarter 2022
$ in millions
$414
($8)
$214
($28)
$1
($84)
$0
$32
($25)
$516
Fourth Quarter 2022
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2023

Financial Services	Fourth Quarter
$ in millions	2023	2022	% Change
Net income	$190	$232	-18%

Financial services net income for the quarter decreased due to unfavorable derivative valuation adjustments, less-favorable financing spreads, and a higher provision for credit losses (excluding reserves in Russia). These factors were partially offset by income earned on a higher average portfolio. In the fourth quarter of 2022, financial services increased its reserves for credit losses in Russia and recorded an intercompany benefit from the equipment operations, which guarantees the financial services’ investment in certain international markets, including Russia.

Industry Outlook for Fiscal 2024
Agriculture & Turf
U.S. & Canada:
Large Ag	Down 10 to 15%
Small Ag & Turf	Down 5 to 10%
Europe	Down ~10%
South America (Tractors & Combines)	Down ~10%
Asia	Down moderately

Construction & Forestry
U.S. & Canada:
Construction Equipment	Down 5 to 10%
Compact Construction Equipment	Flat to Down 5%
Global Forestry	Down ~10%
Global Roadbuilding	Flat

Deere Segment Outlook for Fiscal 2024		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Down 15 to 20%	~ Flat	+1.5%
Small Ag & Turf	Down 10 to 15%	~ Flat	+1.0%
Construction & Forestry	Down ~10%	~ Flat	+1.5%

Financial Services	Net Income	~ $770

Financial Services. Fiscal-year 2024 net income attributable to Deere & Company for the financial services operations is forecast to be approximately $770 million. Results are expected to be higher in 2024 due to income earned on a higher average portfolio, partially offset by less-favorable financing spreads and lower gains on operating-lease residual values. A correction of the accounting treatment for financing incentives offered to John Deere dealers impacted 2023 financial results. See Note 1 of the financial statements for further details.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the section entitled “Company Outlook & Summary,” “Industry Outlook,” and “Deere Segment Outlook,” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations generally while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Many factors, risks, and uncertainties could cause actual results to differ materially from these forward-looking statements. Among these factors are risks related to:

•

changes in U.S., foreign and international laws, regulations, and policies relating to trade, spending, taxing, banking, monetary, environmental (including climate change and engine emission), and farming policies;

•	political, economic, and social instability of the geographies in which the company operates, including the ongoing war between Russia and Ukraine and the war between Israel and Hamas;
•

adverse macroeconomic conditions, including unemployment, inflation, rising interest rates, changes in consumer practices due to slower economic growth or possible recession, and regional or global liquidity constraints;

•	growth and sustainability of non-food uses for crops (including ethanol and biodiesel production);

•	the ability to execute business strategies, including the company’s Smart Industrial Operating Model, Leap Ambitions, and mergers and acquisitions;
•	the ability to understand and meet customers’ changing expectations and demand for John Deere products and solutions;
•	accurately forecasting customer demand for products and services and adequately managing inventory;
•	the ability to integrate new technology, including automation and machine learning, and deliver precision technology and solutions to customers;
•	changes to governmental communications channels (radio frequency technology);
•	the ability to adapt in highly competitive markets;
•	dealer practices and their ability to manage distribution of John Deere products and support and service precision technology solutions;
•	changes in climate patterns, unfavorable weather events, and natural disasters;
•	governmental and other actions designed to address climate change in connection with a transition to a lower-carbon economy;
•	higher interest rates and currency fluctuations which could adversely affect the U.S. dollar, customer confidence, access to capital, and demand for John Deere products and solutions;
•	availability and price of raw materials, components, and whole goods;
•	delays or disruptions in the company’s supply chain;
•	labor relations and contracts, including work stoppages and other disruptions;
•	the ability to attract, develop, engage, and retain qualified personnel;
•	security breaches, cybersecurity attacks, technology failures, and other disruptions to John Deere information technology infrastructure and products;
•	loss of or challenges to intellectual property rights;
•	compliance with evolving U.S. and foreign laws, including economic sanctions, data privacy, and environmental laws and regulations;
•	legislation introduced or enacted that could affect the company’s business model and intellectual property, such as so-called right to repair or right to modify legislation;
•	investigations, claims, lawsuits, or other legal proceedings;
•	events that damage the company’s reputation or brand;
•	world grain stocks, available farm acres, soil conditions, harvest yields, prices for commodities and livestock, input costs, and availability of transport for crops; and
•	housing starts and supply, real estate and housing prices, levels of public and non-residential construction, and infrastructure investment.

Further information concerning the company and its businesses, including factors that could materially affect the financial results, is included in the company’s filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). There also may be other factors that the company cannot anticipate or that are not described herein because the company does not currently perceive them to be material.

DEERE & COMPANY

FOURTH QUARTER 2023 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Years Ended
	October 29	October 30%		October 29	October 30%
	2023	2022	Change	2023	2022	Change
Net sales and revenues:
Production & precision ag net sales	$6,965	$7,434	-6	$26,790	$22,002	+22
Small ag & turf net sales	3,094	3,544	-13	13,980	13,381	+4
Construction & forestry net sales	3,742	3,373	+11	14,795	12,534	+18
Financial services revenues	1,347	988	+36	4,721	3,625	+30
Other revenues	264	197	+34	965	1,035	-7
Total net sales and revenues	$15,412	$15,536	-1	$61,251	$52,577	+16

Operating profit: *
Production & precision ag	$1,836	$1,740	+6	$6,996	$4,386	+60
Small ag & turf	444	506	-12	2,472	1,949	+27
Construction & forestry	516	414	+25	2,695	2,014	+34
Financial services	229	297	-23	795	1,159	-31
Total operating profit	3,025	2,957	+2	12,958	9,508	+36
Reconciling items **	51	(68)		79	(370)
Income taxes	(707)	(643)	+10	(2,871)	(2,007)	+43
Net income attributable to Deere & Company	$2,369	$2,246	+5	$10,166	$7,131	+43

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit for financial services includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain interest income and expenses, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, equity in income of unconsolidated affiliates, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months and Years Ended October 29, 2023 and October 30, 2022

(In millions of dollars and shares except per share amounts) Unaudited

	Three Months Ended		Years Ended
	2023	2022	2023	2022
Net Sales and Revenues
Net sales	$13,801	$14,351	$55,565	$47,917
Finance and interest income	1,357	925	4,683	3,365
Other income	254	260	1,003	1,295
Total	15,412	15,536	61,251	52,577

Costs and Expenses
Cost of sales	9,427	10,214	37,715	35,338
Research and development expenses	606	576	2,177	1,912
Selling, administrative and general expenses	1,203	1,192	4,595	3,863
Interest expense	781	348	2,453	1,062
Other operating expenses	322	320	1,292	1,275
Total	12,339	12,650	48,232	43,450

Income of Consolidated Group before Income Taxes	3,073	2,886	13,019	9,127
Provision for income taxes	707	643	2,871	2,007

Income of Consolidated Group	2,366	2,243	10,148	7,120
Equity in income of unconsolidated affiliates	2	1	7	10

Net Income	2,368	2,244	10,155	7,130
Less: Net loss attributable to noncontrolling interests	(1)	(2)	(11)	(1)
Net Income Attributable to Deere & Company	$2,369	$2,246	$10,166	$7,131

Per Share Data
Basic	$8.30	$7.48	$34.80	$23.42
Diluted	8.26	7.44	34.63	23.28
Dividends declared	1.35	1.13	5.05	4.36
Dividends paid	1.25	1.13	4.83	4.28

Average Shares Outstanding
Basic	285.5	300.4	292.2	304.5
Diluted	286.9	302.1	293.6	306.3

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	2023	2022
Assets
Cash and cash equivalents	$7,458	$4,774
Marketable securities	946	734
Trade accounts and notes receivable – net	7,739	6,410
Financing receivables – net	43,673	36,634
Financing receivables securitized – net	7,335	5,936
Other receivables	2,623	2,492
Equipment on operating leases – net	6,917	6,623
Inventories	8,160	8,495
Property and equipment – net	6,879	6,056
Goodwill	3,900	3,687
Other intangible assets – net	1,133	1,218
Retirement benefits	3,007	3,730
Deferred income taxes	1,814	824
Other assets	2,503	2,417
Total Assets	$104,087	$90,030

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$17,939	$12,592
Short-term securitization borrowings	6,995	5,711
Accounts payable and accrued expenses	16,130	14,822
Deferred income taxes	520	495
Long-term borrowings	38,477	33,596
Retirement benefits and other liabilities	2,140	2,457
Total liabilities	82,201	69,673

Redeemable noncontrolling interest	97	92

Stockholders’ Equity
Total Deere & Company stockholders’ equity	21,785	20,262
Noncontrolling interests	4	3
Total stockholders’ equity	21,789	20,265
Total Liabilities and Stockholders’ Equity	$104,087	$90,030

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Years Ended October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	2023	2022
Cash Flows from Operating Activities
Net income	$10,155	$7,130
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	(16)	192
Provision for depreciation and amortization	2,004	1,895
Impairments and other adjustments	191	88
Share-based compensation expense	130	85
Gain on remeasurement of previously held equity investment		(326)
Credit for deferred income taxes	(790)	(66)
Changes in assets and liabilities:
Receivables related to sales	(4,253)	(2,483)
Inventories	279	(2,091)
Accounts payable and accrued expenses	830	1,133
Accrued income taxes payable/receivable	(23)	141
Retirement benefits	(170)	(1,015)
Other	252	16
Net cash provided by operating activities	8,589	4,699

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	23,051	20,907
Proceeds from sales of equipment on operating leases	1,981	2,093
Cost of receivables acquired (excluding receivables related to sales)	(28,772)	(26,300)
Acquisitions of businesses, net of cash acquired	(82)	(498)
Purchases of property and equipment	(1,498)	(1,134)
Cost of equipment on operating leases acquired	(2,970)	(2,654)
Collateral on derivatives – net	(12)	(642)
Other	(447)	(257)
Net cash used for investing activities	(8,749)	(8,485)

Cash Flows from Financing Activities
Net proceeds in short-term borrowings (original maturities three months or less)	4,008	3,852
Proceeds from borrowings issued (original maturities greater than three months)	15,429	10,358
Payments of borrowings (original maturities greater than three months)	(7,913)	(8,445)
Repurchases of common stock	(7,216)	(3,597)
Dividends paid	(1,427)	(1,313)
Other	(73)	(29)
Net cash provided by financing activities	2,808	826

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	31	(224)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	2,679	(3,184)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	4,941	8,125
Cash, Cash Equivalents, and Restricted Cash at End of Year	$7,620	$4,941

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	Special Items

2023

In the fourth quarter of 2023, the company sold its Russian roadbuilding business, recognizing a loss of $18 million (pretax and after-tax). The loss was recorded in “Other operating expenses” in the construction and forestry segment.

In the third quarter of 2023, a favorable tax ruling in Brazil allowed the company to record a $243 million reduction in the provision for income taxes and $47 million of interest income.

In the second quarter of 2023, the company corrected the accounting treatment for financing incentives offered to John Deere dealers, which impacted the timing of expense recognition and the presentation of incentive costs in the consolidated financial statements. The cumulative effect of this correction, $173 million pretax ($135 million after-tax), was recorded in the second quarter of 2023. Prior period results for Deere & Company were not restated, as the adjustment is considered immaterial to the company’s financial statements.

2022

In the second quarter of 2022, the company acquired full ownership of three former Deere-Hitachi joint venture factories. The remeasurement of the previously held equity investment resulted in a non-cash gain of $326 million (pretax and after-tax).

In the second quarter of 2022, the company suspended shipments of machines and service parts to Russia. As a result, the company impaired its long-lived assets, increased reserves of certain financial assets, introduced an employee voluntary-separation program, and recorded an accrual for various contractual uncertainties. In the fourth quarter of 2022, the company increased its reserves for credit losses, reflecting further economic uncertainty in Russia. The financial services received an intercompany benefit from the equipment operations, which guarantees the financial services’ investment in certain international markets, including Russia.

In the first quarter of 2022, the company had a one-time payment related to the ratification of the UAW collective bargaining agreement, totaling $90 million.

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and fiscal years ended October 29, 2023 and October 30, 2022:

	Three Months					Fiscal Years
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2023 Expense:
Russian roadbuilding sale – Other operating expense			$18		$18			$18		$18
Financing incentive – SA&G expense									$173	173
Total expense			18		18			18	173	191

2022 Expense (benefit):
Gain on remeasurement of equity investment – Other income								(326)		(326)
Total Russia/Ukraine events expense	$70	$8	50		128	$133	$11	110	1	255
UAW ratification bonus – Cost of sales						53	9	28		90
Total expense (benefit)	70	8	50		128	186	20	(188)	1	19

Period over period change	$(70)	$(8)	$(32)		$(110)	$(186)	$(20)	$206	$172	$172

(2)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements. In the supplemental consolidating data in Note 3 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services”, which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(3) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENTS OF INCOME

For the Three Months Ended October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2023	2022	2023	2022	2023	2022	2023	2022
Net Sales and Revenues
Net sales	$13,801	$14,351					$13,801	$14,351
Finance and interest income	193	83	$1,445	$1,003	$(281)	$(161)	1,357	925	[1]
Other income	218	233	121	231	(85)	(204)	254	260	[2,3]
Total	14,212	14,667	1,566	1,234	(366)	(365)	15,412	15,536

Costs and Expenses
Cost of sales	9,433	10,215			(6)	(1)	9,427	10,214	[4]
Research and development expenses	606	576					606	576
Selling, administrative and general expenses	980	922	225	272	(2)	(2)	1,203	1,192	[4]
Interest expense	114	93	757	306	(90)	(51)	781	348	[1]
Interest compensation to Financial Services	191	110			(191)	(110)			[1]
Other operating expenses	45	163	354	358	(77)	(201)	322	320	[5,6]
Total	11,369	12,079	1,336	936	(366)	(365)	12,339	12,650

Income before Income Taxes	2,843	2,588	230	298			3,073	2,886
Provision for income taxes	665	576	42	67			707	643

Income after Income Taxes	2,178	2,012	188	231			2,366	2,243
Equity in income of unconsolidated affiliates			2	1			2	1

Net Income	2,178	2,012	190	232			2,368	2,244
Less: Net loss attributable to noncontrolling interests	(1)	(2)					(1)	(2)
Net Income Attributable to Deere & Company	$2,179	$2,014	$190	$232			$2,369	$2,246

1 Elimination of intercompany interest income and expense.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of Financial Services’ income related to intercompany guarantees of investments in certain international markets and intercompany service revenues.

4 Elimination of intercompany service fees.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

6 Elimination of Equipment Operations’ expense related to intercompany guarantees of investments in certain international markets and intercompany service expenses.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENTS OF INCOME

For the Years Ended October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2023	2022	2023	2022	2023	2022	2023	2022
Net Sales and Revenues
Net sales	$55,565	$47,917					$55,565	$47,917
Finance and interest income	636	213	$5,055	$3,583	$(1,008)	$(431)	4,683	3,365	[1]
Other income	858	1,261	499	502	(354)	(468)	1,003	1,295	[2,3]
Total	57,059	49,391	5,554	4,085	(1,362)	(899)	61,251	52,577

Costs and Expenses
Cost of sales	37,739	35,341			(24)	(3)	37,715	35,338	[4]
Research and development expenses	2,177	1,912					2,177	1,912
Selling, administrative and general expenses	3,611	3,137	994	735	(10)	(9)	4,595	3,863	[4]
Interest expense	411	390	2,362	799	(320)	(127)	2,453	1,062	[1]
Interest compensation to Financial Services	687	299			(687)	(299)			[1]
Other operating expenses	217	350	1,396	1,386	(321)	(461)	1,292	1,275	[5,6]
Total	44,842	41,429	4,752	2,920	(1,362)	(899)	48,232	43,450

Income before Income Taxes	12,217	7,962	802	1,165			13,019	9,127
Provision for income taxes	2,685	1,718	186	289			2,871	2,007

Income after Income Taxes	9,532	6,244	616	876			10,148	7,120
Equity in income of unconsolidated affiliates	4	6	3	4			7	10

Net Income	9,536	6,250	619	880			10,155	7,130
Less: Net loss attributable to noncontrolling interests	(11)	(1)					(11)	(1)
Net Income Attributable to Deere & Company	$9,547	$6,251	$619	$880			$10,166	$7,131

1 Elimination of intercompany interest income and expense.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of Financial Services’ income related to intercompany guarantees of investments in certain international markets and intercompany service revenues.

4 Elimination of intercompany service fees.

5 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

6 Elimination of Equipment Operations’ expense related to intercompany guarantees of investments in certain international markets and intercompany service expenses.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

As of October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2023	2022	2023	2022	2023	2022	2023	2022
Assets
Cash and cash equivalents	$5,720	$3,767	$1,738	$1,007			$7,458	$4,774
Marketable securities	104	61	842	673			946	734
Receivables from Financial Services	4,516	6,569			$(4,516)	$(6,569)			[7]
Trade accounts and notes receivable – net	1,320	1,273	8,687	6,434	(2,268)	(1,297)	7,739	6,410	[8]
Financing receivables – net	64	47	43,609	36,587			43,673	36,634
Financing receivables securitized – net			7,335	5,936			7,335	5,936
Other receivables	1,813	1,670	869	832	(59)	(10)	2,623	2,492	[8]
Equipment on operating leases – net			6,917	6,623			6,917	6,623
Inventories	8,160	8,495					8,160	8,495
Property and equipment – net	6,843	6,021	36	35			6,879	6,056
Goodwill	3,900	3,687					3,900	3,687
Other intangible assets – net	1,133	1,218					1,133	1,218
Retirement benefits	2,936	3,666	72	66	(1)	(2)	3,007	3,730	[9]
Deferred income taxes	2,133	940	68	45	(387)	(161)	1,814	824	[10]
Other assets	1,948	1,794	559	626	(4)	(3)	2,503	2,417
Total Assets	$40,590	$39,208	$70,732	$58,864	$(7,235)	$(8,042)	$104,087	$90,030

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,230	$1,040	$16,709	$11,552			$17,939	$12,592
Short-term securitization borrowings			6,995	5,711			6,995	5,711
Payables to Equipment Operations			4,516	6,569	$(4,516)	$(6,569)			[7]
Accounts payable and accrued expenses	14,862	12,962	3,599	3,170	(2,331)	(1,310)	16,130	14,822	[8]
Deferred income taxes	452	380	455	276	(387)	(161)	520	495	[10]
Long-term borrowings	7,210	7,917	31,267	25,679			38,477	33,596
Retirement benefits and other liabilities	2,032	2,351	109	108	(1)	(2)	2,140	2,457	[9]
Total liabilities	25,786	24,650	63,650	53,065	(7,235)	(8,042)	82,201	69,673

Redeemable noncontrolling interest	97	92					97	92

Stockholders’ Equity
Total Deere & Company stockholders’ equity	21,785	20,262	7,082	5,799	(7,082)	(5,799)	21,785	20,262	[11]
Noncontrolling interests	4	3					4	3
Financial Services equity	(7,082)	(5,799)			7,082	5,799			[11]
Adjusted total stockholders' equity	14,707	14,466	7,082	5,799			21,789	20,265
Total Liabilities and Stockholders’ Equity	$40,590	$39,208	$70,732	$58,864	$(7,235)	$(8,042)	$104,087	$90,030

7 Elimination of receivables / payables between Equipment Operations and Financial Services.

8 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

9 Reclassification of net pension assets / liabilities.

10 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

11 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Years Ended October 29, 2023 and October 30, 2022

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2023	2022	2023	2022	2023	2022	2023	2022
Cash Flows from Operating Activities
Net income	$9,536	$6,250	$619	$880			$10,155	$7,130
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	7	3	(23)	189			(16)	192
Provision (credit) for depreciation and amortization	1,123	1,041	1,016	1,050	$(135)	$(196)	2,004	1,895	[12]
Impairments and other adjustments	18	88	173				191	88
Share-based compensation expense					130	85	130	85	[13]
Gain on remeasurement of previously held equity investment		(326)						(326)
Distributed earnings of Financial Services	215	444			(215)	(444)			[14]
Provision (credit) for deferred income taxes	(959)	8	169	(74)			(790)	(66)
Changes in assets and liabilities:
Receivables related to sales	(58)	(189)			(4,195)	(2,294)	(4,253)	(2,483)	[15,17,18]
Inventories	474	(1,924)			(195)	(167)	279	(2,091)	[16]
Accounts payable and accrued expenses	1,352	1,444	449	143	(971)	(454)	830	1,133	[17]
Accrued income taxes payable/receivable	8	166	(31)	(25)			(23)	141
Retirement benefits	(164)	(1,016)	(6)	1			(170)	(1,015)
Other	367	250	(51)	(287)	(64)	53	252	16	[12,13,16]
Net cash provided by operating activities	11,919	6,239	2,315	1,877	(5,645)	(3,417)	8,589	4,699

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			24,128	22,400	(1,077)	(1,493)	23,051	20,907	[15]
Proceeds from sales of equipment on operating leases			1,981	2,093			1,981	2,093
Cost of receivables acquired (excluding receivables related to sales)			(29,229)	(26,903)	457	603	(28,772)	(26,300)	[15]
Acquisitions of businesses, net of cash acquired	(82)	(498)					(82)	(498)
Purchases of property and equipment	(1,494)	(1,131)	(4)	(3)			(1,498)	(1,134)
Cost of equipment on operating leases acquired			(3,234)	(2,879)	264	225	(2,970)	(2,654)	[16]
Increase (decrease) in investment in Financial Services	(870)	7			870	(7)			[19]
Increase in trade and wholesale receivables			(5,783)	(3,601)	5,783	3,601			[15]
Collateral on derivatives – net	(1)	5	(11)	(647)			(12)	(642)
Other	(290)	(213)	(160)	(81)	3	37	(447)	(257)	[18]
Net cash used for investing activities	(2,737)	(1,830)	(12,312)	(9,621)	6,300	2,966	(8,749)	(8,485)

Cash Flows from Financing Activities
Net proceeds (payments) in short-term borrowings (original maturities three months or less)	(113)	136	4,121	3,716			4,008	3,852
Change in intercompany receivables/payables	2,090	(1,633)	(2,090)	1,633
Proceeds from borrowings issued (original maturities greater than three months)	342	138	15,087	10,220			15,429	10,358
Payments of borrowings (original maturities greater than three months)	(901)	(1,356)	(7,012)	(7,089)			(7,913)	(8,445)
Repurchases of common stock	(7,216)	(3,597)					(7,216)	(3,597)
Capital investment from Equipment Operations			870	(7)	(870)	7			[19]
Dividends paid	(1,427)	(1,313)	(215)	(444)	215	444	(1,427)	(1,313)	[14]
Other	(7)	6	(66)	(35)			(73)	(29)
Net cash provided by (used for) financing activities	(7,232)	(7,619)	10,695	7,994	(655)	451	2,808	826

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	24	(209)	7	(15)			31	(224)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	1,974	(3,419)	705	235			2,679	(3,184)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	3,781	7,200	1,160	925			4,941	8,125
Cash, Cash Equivalents, and Restricted Cash at End of Year	$5,755	$3,781	$1,865	$1,160			$7,620	$4,941

12 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

13 Reclassification of share-based compensation expense.

14 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations operating activities.

15 Primarily reclassification of receivables related to the sale of equipment.

16 Reclassification of direct lease agreements with retail customers.

17 Reclassification of sales incentive accruals on receivables sold to Financial Services.

18 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.

19 Elimination of investment from Equipment Operations to Financial Services.